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                                                                   EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

        The following entities are corporations in which Raytel Medical Corporation ("RMC") has an ownership interest:

        NAME OF CORPORATION                             STATE OF INCORPORATION

        Raytel Cardiac Services, Inc.                          Delaware
        Raytel Cardiovascular Labs, Inc. ("RCL")               Delaware
        Raytel Imaging Holdings, Inc. ("RIH")                  Delaware
        Raytel Management Holdings, Inc. ("RMH")               Delaware

        The following entities are corporations in which RIH has an ownership interest:

        NAME OF CORPORATION                             STATE OF INCORPORATION

        Raytel Imaging East, Inc. ("RIE")                      Delaware
        Raytel Imaging Mid-Atlantic, Inc. ("RIMA")             Delaware
        Raytel Imaging West, Inc. ("RIW")                      Delaware
        Raytel Medical Imaging, Inc. ("RMI")                   Delaware
        Raytel Imaging Network, Inc.                           Delaware

        The following entities are corporations that RMH has an ownership interest:

        NAME OF CORPORATION                             STATE OF INCORPORATION

        Raytel California Physician Services, Inc.             Delaware
        Raytel Texas Physician Services, Inc. ("RTPS")         Delaware

        RMI is the sole general partner and RMC is the sole limited partner of Medical Imaging Partners L.P. ("MIP"), a Delaware limited partnership.

        RTPS is the sole general partner and RMH is the sole limited partner of Raytel Southeast Management, L.P., a Texas limited partnership.

        RCL is the sole general partner and RGH is the sole limited partner of Northern California Heart Center, Ltd., a California limited partnership.

        The following entities are partnerships in which RIE, RIMA, RIW or MIP have an ownership interest:

                                                         STATE OF
        NAME OF CORPORATION                     OWNER    ORGANIZATION

        CIFMI Joint Venture                      RIW     California
        Five East 82nd Street Imaging Venture    RIE     New York
        Forest Hills Imaging Venture             RIE     New York
        Mass. Mobile Imaging Venture             MIP     Massachusetts
        MRI Diagnostic Partners I, L.P.-1986     RIMA    Pennsylvania
        MRI Building Partners I, L.P.-1986       RIMA    Pennsylvania
        Orlando Diagnostic Center                RIMA    California
        San Louis Obispo Medical
              Imaging Center                     RIW     California